Exhibit 99.3

Chicken Soup for the Soul Entertainment Announces the Closing of $10,400,000 Principal Amount of Notes Due 2025

COS COB, CT – April 22, 2022 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) (the “Company”), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced the closing of its underwritten public offering of an aggregate principal amount of $10,400,000 principal amount of 9.5% Notes due 2025 (“Notes”). The Notes trade on Nasdaq under the symbol “CSSEN”. The Notes will not be convertible into or exchangeable for any of the Company’s other securities. Interest payments will be made quarterly in arrears on March 31, June 30, September 30, and December 31 each year, beginning June 30, 2022. The Company may redeem the Notes, in whole or in part, at any time on or after July 31, 2022 or upon a change of control at the redemption price of par plus accrued interest.

Net proceeds to the Company, after underwriting discounts and expenses, but without giving effect to any exercise of the underwriter’s option, are estimated to be $9,537,344 and will be used as described in the final prospectus supplement.

Ladenburg Thalmann & Co. Inc. and B. Riley Securities, Inc. are acting as joint book-running managers of the offering.

The offering is being made pursuant to a registration statement on form S-1 (SEC File No. 333-257057) (“Registration Statement”) declared effective by the Securities and Exchange Commission on June 24, 2021 and the prospectus supplement, dated April 20, 2022, filed with the Securities and Exchange Commission. Copies of the final prospectus supplement may be obtained electronically from the Securities and Exchange Commission at www.sec.gov or from any of the underwriters, including the offices of:

Ladenburg Thalmann & Co.
Attn: Syndicate Department
640 5th Avenue, 4th Floor
New York, NY 10019
212-409-2000
Email: prospectus@ladenburg.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (the “Company”) operates streaming video-on-demand networks (VOD). The Company owns Crackle Plus, which owns and operates a variety of ad-supported VOD networks including Crackle, Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media and 1091 Pictures subsidiaries and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561